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                                                                     Exhibit 4.4

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of August 9, 2002, by and among Hall, Kinion & Associates, Inc., a Delaware corporation (the "Company"), OnStaff, a California corporation ("OnStaff"), Healthcare Staffing Resources, Inc., a California corporation ("Healthcare"), and Boardnetwork.com, a California corporation ("Boardnetwork," and collectively, with OnStaff and Healthcare, the "Shareholders" and individually, a "Shareholder").

                                    RECITALS

     WHEREAS, the Company, OnStaff Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("Buyer"), the Shareholders, and certain other parties named therein are concurrently entering into Asset Purchase Agreements dated as of even date herewith (the "Asset Purchase Agreements"), pursuant to which Buyer will acquire substantially all the assets of the Shareholders in exchange for the Shares (as defined herein) as partial consideration.

     WHEREAS, in connection with entering into the Asset Purchase Agreements, the Company agrees to grant the Shareholders certain registration rights with respect to the Shares.

     NOW, THEREFORE, in consideration of the above Recitals, which are incorporated into this Agreement below by reference as if fully set forth therein, and in consideration of the Shareholders consummating the transactions described in the Asset Purchase Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Shareholders, the Company agrees with the Shareholders as follows:

     1. Certain Definitions. All capitalized terms used and not defined herein shall have the meanings set forth in the Asset Purchase Agreement. The following terms shall have the following respective meanings:

          "Commission" shall mean the U.S. Securities and Exchange Commission.

          "Common Stock" shall mean the common stock of the Company, par value $0.001.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Holder" shall mean any Shareholder holding Registrable Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 10 hereof.

          The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                                      -1-

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          "Registration Expenses" shall mean all expenses incurred by the
Company in complying with Section 5 hereof, but excluding any attorneys' fees incurred by any Holder participating in such registration if such Holder is not represented by the Company's counsel.

          "Registrable Securities" means the Shares; provided, however, the Shares shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold or saleable in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (C) sold or transferred pursuant to Rule 144 under the Securities Act, or (D) sold or transferred to a person or entity other than pursuant to Section 10 of this Agreement.

          "Restricted Securities" shall mean the securities of the Company required to bear the legend referring to the Securities Act set forth in Section 3 hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders.

          "Shares" shall mean the shares of Common Stock issued to the Shareholders pursuant to the Asset Purchase Agreements.

     2. Restrictions. The Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Shareholders shall cause any proposed purchaser, assignee, transferee or pledgee of the Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

     3.   Restrictive Legend. Each certificate representing (i) the Shares and
(ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under applicable state securities laws):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS EITHER (i) IN THE ABSENCE OF SUCH REGISTRATION THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND THE REGISTRATION REQUIREMENTS OF ALL APPLICABLE STATE SECURITIES LAWS OR (ii) THE SALE IS EXEMPT FROM SUCH

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REGISTRATION REQUIREMENTS PURSUANT TO THE SECURITIES AND EXCHANGE COMMISSION'S
RULE 144."

          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

          Each Shareholder and Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 3.

     4. Notice of Proposed Transfers. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and either (i) shall be accompanied at such holder's expense by an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company in form and substance, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act and any applicable state securities law or
(ii) state that the proposed transfer, sale, assignment or pledge is exempt from the Commission's Rule 144, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legends referring to the Securities Act set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

     5.   Piggyback Registration.

          (a) Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its securities for its own account other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company shall:

                (1)  promptly give to each Holder written notice thereof, and

                (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within fifteen (15) days after receipt of such written notice from the Company by any Holder, but only to the extent that such inclusion will not diminish the number of securities included in the registration by the Company.

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          (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5(a). In such event, the right of any Holder to registration pursuant to this Section 5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in reasonable and customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5, if the managing underwriter determines that marketing factors require a limitation of the number of shares or other securities to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, on a pro rata basis based on the total number of securities (including, without limitation, Registrable Securities) entitled to registration pursuant to registration rights granted to the participating Holders by the Company. The number of shares or other securities that may be included in the registration and underwriting shall be allocated as follows: (i) first, to the Company and (ii) second, to the shareholders of the Company electing to participate in such registration such that each shareholder may include in such registration that number of shares equal to: (A) the number of shares such shareholder wants to register multiplied by (B) the quotient obtained by dividing the number of shares owned by such shareholder by the number of shares owned by all shareholders participating in the registration.

          (c) Withdrawal; Lock-Up. If any Holder or other holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter no later than five
(5) business days prior to the date of the registration statement with respect to the registration, is declared effective. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be offered, sold, loaned, granted any option for the purchase of, or otherwise disposed of during the period of time (not to exceed 180 days) determined by the Board of Directors of the Company upon advice of its managing underwriting, from and after the effective date of the registration statement.

          (d) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration. In such case, the Company shall be deemed not to have effected a registration pursuant to Section 5 of this Agreement.

          (e) Not Demand Registration. Registration pursuant to this Section 5 shall not be deemed to be a requested registration. No Holder shall have the right to demand registration of its Registrable Securities, nor shall any provision in this Agreement be construed to provide any Holder such demand rights.

     6. Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Section 5 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other registration expenses incurred in connection with registration pursuant to this Agreement shall be

                                      -4-

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borne by the Holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

     7. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company shall:

          (a) Prepare and file with the Commission a registration statement with respect to such securities, including any amendments and supplements to the registration statement and the prospectus contained therein, and use commercially reasonable efforts to cause such registration statement to become and remain effective for at least ninety (90) days.

          (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

          (c) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (d) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     8. Suspension of Registration. Following the effectiveness of a registration statement (and the making of any required filings with any state securities commissions), the Company may direct the Holders to suspend sales of its Registrable Securities (the "Suspension Notice") and such Holders shall immediately cease any sales of its Registrable Securities pursuant to the registration statement, if one or more of the following events (each, a "Suspension Event") occurs pending negotiations relating to, or consummation of, a transaction or the occurrence of an event:

          (a) that would require additional disclosure of material information by the Company, the absence of which would make the registration statement materially misleading,

          (b) as to which the Company has a bona fide business purpose for preserving confidentiality, or

          (c) which renders the Company unable to comply with Commission requirements;

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     in each case under circumstances that would make it impracticable or inadvisable (i) to take any action with respect to the registration statement, the effectiveness or continued effectiveness thereof, or (ii) to promptly amend or supplement the registration statement on a post-effective basis, as applicable. Upon termination of a Suspension Event, the Holders may commence effecting sales of the Registrable Securities pursuant to the registration statement, accompanied by any required supplemental or amended prospectus necessary to resume such sales, following a written notice to such effect from the Company (the "Termination Notice"). If the Company is not able to terminate a Section 8(b) or 8(c) Suspension Event, then, at the election of the holders of a majority of the Registrable Shares included in the suspended registration statement, the duration of the suspended registration statement shall be extended for a period of time equal to the duration of the suspension.

     9. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 9.

     10. Transfer of Registration Rights. This Agreement, and the rights and obligations of each Shareholder hereunder, may only be assigned by such Shareholder to:

     (a) any shareholder of Shareholder, if Shareholder is a closely held corporation;

     (b) any spouse, direct descendant or trust for the benefit of the Shareholder or such Shareholder's spouse or direct descendant, if Shareholder is an individual; and

     (c) any entity controlled by, controlling or under common control with the Shareholder;

     provided that (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) written notice of such assignment is given to the Company, including the name and notice information of the transferee, and
(iii) the transferee agrees to be bound by the terms of this Agreement.

     11. Termination of Rights. The registration rights of any particular Holder under Section 5 shall terminate with respect to such Holder on the earlier of
(i) the first anniversary of the effective date of this Agreement or (ii) with respect to any holder of Registrable Securities, at such time as the Holder is able to dispose its Registrable Securities pursuant to Rule 144.

     12. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law thereof. In the event that arbitration is unavailable with respect to any action to enforce or that arises out of or in any way relates to any of the provisions of this Agreement, such action shall be brought and prosecuted exclusively in a Federal or state court located in Los Angeles County, California, and the parties hereto hereby consent to the jurisdiction of any such court and to the service of process by registered mail, return receipt requested, or by any other manner provided by the laws of such State.

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     13. Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     14. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     15. Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of more than fifty percent (50%) of the outstanding Registrable Securities may waive or amend, on behalf of all Shareholders and other Holders of Shares, any provisions hereof benefiting the Shareholders so long as the effect thereof will be that all such Shareholders and other Holders of Shares will be treated equally.

     16. Effect of Amendment or Waiver. The Shareholders and their successors and assigns acknowledge that by the operation of Section 15 hereof the holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights or increase any or all obligations pursuant to this Agreement.

     17. Rights of Holders Not Exclusive. Nothing contained in this Agreement shall prohibit the Company from granting to any holder or prospective holder of any securities of the Company registration rights which would allow such holder or prospective holder to include securities of the Company in any registration statement filed by the Company.

     18. Notices, Etc. All notices and other communications hereunder shall be in writing and shall be effective if it is delivered personally, couriered, faxed or mailed (United States registered or certified mail, postage prepaid), and shall be deemed to have been duly given (i) when received, if delivered personally, (ii) when sent by facsimile upon receipt of confirmation, (iii) when sent by express courier service (receipt requested) or (iv) five (5) calendar days after being so mailed and received, as follows:

       (a) If to Company, to:                    with copies to:
                                                 (which shall not constitute
                                                 notice)

           Hall, Kinion & Associates, Inc.       Gibson, Dunn & Crutcher LLP
           2570 North First Street, Suite 400    1530 Page Mill Road
           San Jose, CA 95131-1018               Palo Alto, CA  94304
           Attn: Chief Executive Officer         Attn:  Larry Calof, Esq.
           Telecopier No.:  (408) 383-0902       Telecopier No.:  (650) 849-5333

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       (b) If to the Shareholders, to:       with copies to:
                                             (which shall not constitute notice)
           c/o Matthew Johnston              Weinstock, Manion, Reisman,
           6650 Wandermere Road              Shore & Neumann
           Malibu, CA  90265                 1875 Century Park East, Suite 1500
           Telecopier No.: (928) 396-7141    Los Angeles, CA 90067
                                             Attn: Louis Reisman, Esq.
                                             Telecopier No.: (310) 553-5165

or at such other address as any of the parties to this Agreement may hereafter designate by written notice to the other parties.

     19. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares or to the Company upon any breach or default under this Agreement shall impair any such right, power or remedy of such holder or of the Company, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder or of the Company of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     20. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     21. Severability of this Agreement. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision and the parties agree to replace such provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such provisions; provided that no such severability will be effective against a party if it materially and adversely changes the economic benefits of this Agreement to such party.

     22. Headings, Etc. The headings of the Sections of this Agreement, and the headings on the signature pages of this Agreement categorizing the signatories hereto, have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms and provisions hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK -
                      THE NEXT PAGE IS THE SIGNATURE PAGE]

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         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

                        COMPANY

                        HALL, KINION & ASSOCIATES, INC.,
                        a Delaware corporation

                        By: /s/ Martin A. Kropelnicki
                            ----------------------------------------
                        Name:
                        Its:


                        SHAREHOLDERS

                        ONSTAFF, a California corporation


                        By: /s/ Jeffrey A. Evans
                            ----------------------------------------
                        Name:
                        Its:


                        HEALTHCARE STAFFING RESOURCES, INC.,
                        a California corporation


                        By: /s/ Jeffrey A. Evans
                            ----------------------------------------
                        Name:
                        Its:


                        BOARDNETWORK.COM, a California
                        corporation


                        By: /s/ Diane Prince Johnston
                            ----------------------------------------
                        Name:
                        Its:


                SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT